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                                  [LETTERHEAD]

                                                                       EXHIBIT 5

                                 October 9, 2002

Wendy's International, Inc.
4288 West Dublin-Granville Road
P.O. Box 256
Dublin, OH  43017

Ladies and Gentlemen:

            We have acted as counsel to Wendy's International, Inc., an Ohio corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the purpose of registering 5,741,262 common shares of the Company (the "Shares") issuable in exchange for 5,741,262 exchangeable shares of our indirectly-owned Canadian subsidiary, WENTIM, LTD. (the "Exchangeable Shares"). The Shares are to be offered and sold by certain selling shareholders of the Company.

            In reaching the opinions set forth herein, we have examined and are familiar with the originals or copies, certified or otherwise, of such documents and records of the Company and such statutes, regulations and other instructions as we have deemed necessary or advisable for purposes of this opinion, including
(i) the Registration Statement, (ii) the Amended Articles of Incorporation of the Company, (iii) the Regulations of the Company, as amended, (iv) the Share Exchange Agreement, dated as of December 29, 1995, by and among Wendy's International, Inc., 1149658 Ontario Inc., and Ronald V. Joyce, as amended (the "Share Exchange Agreement"), and (v) the terms of the Exchangeable Shares.

            We have assumed that (i) all information contained in all documents reviewed by us is true, correct and complete, (ii) all signatures on all documents reviewed by us are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof and (v) all persons executing and delivering originals or copies of documents examined by us were competent to execute and deliver such documents.

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Wendy's International, Inc.
October 9, 2002
Page 2

            Based on the foregoing, and having due regard for the legal considerations we deem relevant, we are of the opinion that the Shares have been duly authorized and reserved and, when delivered upon exchange of the Exchangeable Shares in accordance with the Share Exchange Agreement or the terms of the Exchangeable Shares, will be validly issued, fully paid and non-assessable.

            We are members of the Bar of the State of Ohio and do not purport to have expertise in the laws of any jurisdiction other than the laws of the State of Ohio and the laws of the United States of America. Accordingly, our opinions are limited to the laws of the State of Ohio and the laws of the United States of America. We express no opinion as to the application of the securities or blue sky laws of the several states to the offer or sale of the Shares. Without limiting the generality of the foregoing, except as set forth herein, we express no opinion in connection with the matters contemplated by the Registration Statement, and no opinion may be implied or inferred, except as expressly set forth herein.

            This opinion is based upon the laws and legal interpretations in effect, and the facts and circumstances existing, on the date hereof, and we assume no obligation to revise or supplement this opinion should any such law or legal interpretation be changed by legislative action, judicial interpretation or otherwise or should there be any change in such facts and circumstances.

            This opinion letter may be filed as an exhibit to the Registration Statement. Consent is also given to the reference to us under the caption "Legal Matters" in the Registration Statement and in the Prospectus included in the Registration Statement as having passed on the validity of the Shares of the Company. In giving this consent, however, we do not thereby admit that we fall within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                             Very truly yours,




                                             VORYS, SATER, SEYMOUR AND PEASE LLP

Enclosures
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